                                                                    EXHIBIT 12.1

                            SPECIALTY PAPER DIVISION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (Amounts in Thousands, Except Ratio Data)

                                                                          Period       Period
                                                                           from         from
                                                                         December      June 17,
                                                                         30, 1996       1997
                                             Fiscal Year                 through       through
                                ------------------------------------     June 16,    December 31,
                                 1993      1994      1995      1996        1997         1997
                                ------    ------    ------    ------     --------    ------------
Income (loss) before
 income taxes                  $4,505    $(1,659)  $(8,348)  $(1,310)    $4,177         $  627
Fixed charges                                206       206       255        174          1,248
                               ------    -------   -------   -------     ------         ------
Earnings                       $         $(1,453)  $(8,142)  $(1,055)    $4,351         $1,875
                               ======    =======   =======   =======     ======         ======
Interest expense               $  117    $   146   $   146   $   144     $  124         $1,063
Amortization of
 deferred financing
 costs                             --         --        --        --         --            124
Interest portion of
 rent expense                                 60        60       111         50             61
                               ------    -------   -------   -------     ------         ------
Fixed charges                  $         $   206   $   206   $   255     $  174         $1,248
                               ======    =======   =======   =======     ======         ======
Ratio of earnings
 to fixed charges               20.2x     Note 1    Note 1    Note 1      25.0x           1.5x
                               ======    =======   =======   =======     ======         ======

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Note 1: Earnings were inadequate to cover fixed charges by $1,659, $8,348 and
$1,310 for fiscal years 1994, 1995 and 1996, respectively.